LEASE AGREEMENT

                                                      Prepared by:

                                                      --------------------------
                                                      Anthony Mancuso, Esq.


This Agreement is made on January, 2000


         Between

                           Moore's Realty Associates, a New Jersey Partnership
residing or located at     1862 Oak Tree Road
in the                     Township       of      Edison       in the County of
      Middlesex and the State of New Jersey, herein designated as the Landlord,

         And

                           Chefs International, Inc.
residing or located at     62 Broadway
in the                     Borough    of      Point Pleasant Beach in the County
 Ocean                     and the State of New Jersey   , herein designated as
the Tenant;
      Witnesseth that, the Landlord does hereby lease to the Tenant and the Tenant does hereby rent from the Landlord the following described premises:

That portion of Block 85.11, Lot 21 commonly known as 402 West Main Street, (Building "A") Freehold Township, Monmouth County, New Jersey upon which Moore's Inn, a restaurant and tavern, is located, as well as the non-exclusive right to utilize common areas existing on such property and identified on the attached Schedule A as the parking areas, plaza, clock tower, reflecting pool, refuse area and raised planter. This lease shall be construed to allow tenant the non-exclusive right to utilize other, unnamed common areas existing upon Lot 21.

for a term of five (5) years commencing on 2/23/00, and ending on 2/22/05 to be used and occupied only and for no other purpose than the operation of a restaurant and tavern. See paragraph 27 for termination and option provisions.

Upon the following Conditions and Covenants:

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         1st:     The Tenant covenants and agrees to pay to the Landlord rent as set forth in Paragraph 28.

         2nd:     The Tenant has examined the premises and has entered into this lease without any representation on the part of the Landlord as to the condition thereof. The Tenant shall take good care of the premises and shall at the Tenant's own cost and expenses, make all repairs, including painting and decorating, and shall maintain the premises in good condition and state of repair, and at the end or other expiration of the term hereof, shall deliver up the rented premises in good order and condition, wear and tear from a reasonable use thereof, and damage by the elements not resulting from the neglect or fault of the Tenant, excepted. The Tenant shall neither encumber nor obstruct the sidewalks, driveway, yards, entrances, hallways and stairs, but shall keep and maintain the same in a clean condition, free from debris, trash, refuse, snow and ice.

         3rd:     The Tenant shall promptly comply with all laws, ordinances, rules, regulations, requirements aid directives of the Federal, State and Municipal Governments or Public Authorities and of all their departments, bureaus and subdivisions, applicable to and affecting the said premises, their use and occupancy, for the correction, prevention and abatement of nuisances, violations or other grievances in, upon or connected with the said premises, during the term hereof, and shall promptly comply with all orders, regulations, requirements and directives of the Board of Fire Underwriters or similar authority and or any insurance companies which have issued or are about to issue policies of insurance covering the said premises and its contents, for the prevention of fire or other casualty, damage or injury, at the Tenant's own cost and expense.

         4th:     The Tenant shall not assign, mortgage or hypothecate this
lease, nor sublet or sublease the premises or any part thereof; nor occupy or use the leased premises or any part thereof, nor permit or suffer the same to be occupied or used for any purposes other than as herein limited, nor for any purpose deemed unlawful, or extra hazardous, on account of fire or other casualty.

         5th:     No alterations, additions or improvements shall be made, and no climate regulation, air conditioning, cooling, heating or sprinkler systems, television or radio antennas, heavy equipment, apparatus and fixtures, shall be installed in or attached to the leased premises, without the written consent of the Landlord. Unless otherwise provided herein, all such alterations, additions or improvements and systems, when made, installed in or attached to the said premises, shall belong to and become the property of the Landlord and shall be surrendered with the

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premises and as part thereof upon the expiration or sooner termination of this lease, without hindrance, molestation or injury.

         6th:     Beginning on the Commencement Date and throughout the term hereof, Tenant shall, at its own cost and expense, provide and keep in force General Liability Insurance insuring both Landlord and Tenant, as additional insured, against claims for death and bodily injury and property damage, fire, flood, wind, hurricane and other hazard and/or casualty coverage for the building and common areas, in amounts and of types acceptable to the Landlord. Liability coverage shall include occurrences occurring in the exterior common areas; including parking areas, the plaza, the clock tower, raised planter, the reflecting pool and the refuse area.

                  All risk of loss to the Premises prior to the Commencement Date shall be with Landlord. If any loss to the Premises not repaired by Landlord and in excess of $5,000 occurs prior to the Commencement Date, Tenant may terminate this Lease, without liability. The policy proceeds shall be payable to the Landlord in the event of a loss and shall be made available to Tenant if Tenant is to rebuild or repair the building. If the Premises shall be partially damaged by fire, the elements, or other casualty, then same shall be repaired as speedily as practicable. The policy of insurance shall be in a company approved in the State of New Jersey, and Tenant shall, at the commencement of the term of this Lease, furnish Landlord with a Certificate of Insurance evidencing such coverage. Tenant shall have the right to provide coverage as set forth above by providing separate or multiple policies providing basic coverage and excess umbrella coverage, provided that the total insurance coverage is in an amount acceptable to the Landlord. Tenant shall also maintain business interruption insurance including, but not limited, to the annual base rent payable to Landlord.

                  In case of fire or other casualty, the Tenant shall give immediate notice to the Landlord. If the premises shall be partially damaged by fire, the elements, or other casualty, the Landlord shall repair the same as speedily as practicable. If, in the opinion of the Tenant, the premises be so extensively and substantially damaged as to render them untenantable, then the rent shall cease until such time as the premises shall be made tenantable by the Landlord. However, if, in the opinion of the Tenant, the premises be totally destroyed or so extensively and substantially damaged as to require practically a rebuilding thereof, then the rent shall be paid up to the time of such destruction and then and from thenceforth this lease shall come to an end. In no event however, shall the provisions of this clause become effective or be applicable, if the fire or other casualty and damage shall be the result of the carelessness, negligence, or improper conduct of the Tenant or the Tenant's agents, employee, guests, licensees, invitees, subtenants, assignees, or successors. In such case, the Tenant's liability for the payment of rent and the performance of all the covenants, conditions and terms hereof on the Tenant's part to be performed shall continue and the Tenant shall be liable to the Landlord for the damage and loss suffered by the Landlord.

                  Until such time as Building "B" is rented to either tenant or to a third party, tenant herein shall secure fire, casualty, and hazard insurance on Building "B" and landlord shall reimburse to tenant the cost of insuring Building "B".

         7th:     The Tenant agrees that the Landlord and the Landlord's agents, employees or other representatives, shall have the right to enter into and upon the said premises or any part thereof, at all reasonable hours, for the purpose of examining the same or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. This clause shall not be deemed to be a covenant by the Landlord nor be construed to create an obligation on the part of the Landlord to make such inspection or repairs.

         8th:     The Tenant agrees to permit the Landlord and the Landlord's agents, employees or other representative to show the premises to persons wishing to rent or purchase the same. A sale of the premises shall not disturb Tenant's right to use and occupy the premises in accordance with this Lease Agreement.

         9th:     In case of the destruction of or any damage to the glass in the leased premises, or the destruction of or damage of any kind whatsoever to the said premises, caused by the carelessness, negligence or improper conduct on the part of the Tenant or the Tenant's agents, employees, guests, licensees, invitees, subtenants, assignee or successors, the Tenant shall repair the said damage or replace or restore any destroyed parts of the premises, as speedily as possible, at the Tenant's own cost and expense.

         10th:    The Tenant shall not place nor allow to be placed any signs of any kind whatsoever, upon in or about the said premises or any part thereof, except of a design and structure and in or at such places as may be indicated and consented to by the Landlord in writing. In case the Landlord or the Landlord's agents, employees or representatives shall deem it necessary to remove any such signs in order to paint or make any repairs, alterations or improvements in or upon said premises or any part thereof they may be so removed, but shall be replaced at the Landlord's expense when the said repairs, alterations or improvements shall have been completed. Any signs permitted by the Landlord shall at all times conform with all municipal ordinances or other laws and regulations applicable thereto.

         11th:    The Landlord shall not be liable for any damage or injury
which may be sustained by the Tenant or any other person, as a consequence of the failure, breakage, leakage, or obstruction of the water, plumbing, steam, sewer, waste, or soil pipes, roof, drains, leaders, gutters, valleys, downspouts or the like or the electrical, gas, power, conveyor, refrigeration, sprinkler, air-conditioning or heating systems, elevators or hoisting equipment, or by reason of the elements; or resulting from the carelessness, negligence or improper conduct on the part of any other Tenant or of the Landlord or the Landlord's or this or any other Tenant's agents, employees, guests, licensees invitees, subtenants, assignees or successors; or attributable to any interference with, interruption of or failure, beyond the control of the landlord, of any services to be furnished or supplied by the Landlord.

         12th:    This lease shall not be a lien against the said premises in respect to any mortgages that may hereafter be placed upon said premises. The recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien to this lease, irrespective of the date of recording and the Tenant agrees to execute any instruments, without cost, which may be deemed necessary or desirable to further effect the subordination of this lease to any such mortgage or mortgages.

         13th:    The Tenant has this day deposited with the Landlord the sum of
$7,500.00 as security for the payment of the rent hereunder and the full and faithful performance by the Tenant of the covenants and conditions on the part of the Tenant to be performed. Said sum shall be returned to the Tenant, without interest, after the expiration of the term hereof, provided that the Tenant has fully and faithfully performed all such covenants and conditions and is not in arrears in rent. During the term hereof, the Landlord may, if the Landlord so elects, have recourse to such security to make good any default by the Tenant, in which event the Tenant shall, on demand, promptly restore said security to its original amount. Liability to repay said security to the Tenant shall run with the reversion and title to said premises, whether any change in ownership thereof be by voluntary alienation or as the result of judicial sale, foreclosure or other proceedings, or the exercise of a right of taking or entry by any mortgagee. The Landlord shall assign or transfer said security, for the benefit of the Tenant, to any subsequent owner or holder of the reversion or title to said premises, in which case the assignee shall become liable for the repayment thereof as herein provided, and the assignor shall be deemed to be released by the Tenant from all liability to return such security. This provision shall be applicable to every alienation or change in title and shall in no wise be deemed to permit the Landlord to retain the security after termination of the Landlord's ownership of the reversion or title. The Tenant shall not mortgage, encumber or assign said security without the written consent of the Landlord.

          14th:   If for any reason it shall become impossible to obtain fire and other hazard insurance on the buildings and improvements on the leased premises, in an amount and in the form and in insurance companies acceptable to the Landlord, the Landlord may, if the Landlord so elects at any time thereafter, terminate this lease and the term hereof, upon giving to the Tenant sixty days' notice in writing of the Landlord's intention to do so.

          15th:   The Tenant shall pay when due all the rents or charges for water, sewer, or other utilities used by the Tenant, which are or may be assessed or imposed upon the leased premises or which are or may be charged to the Landlord by the suppliers thereof during the term hereof, and if not paid, such rents or charges shall be added to arid become payable as additional rent with the installment of rent next due or within 30 days of demand therefor, whichever occurs sooner.

                  Until one year from the commencement of this lease, or until such time as Building "B" is occupied by a tenant, or by a third party, whichever comes first, tenant herein shall pay the entire cost of electricity to electrify the exterior lights illuminating and servicing the parking area, plaza, clock tower, reflecting pool, refuse area and other exterior common areas. At the end of one year, or when Building B and/or C are occupied, either the landlord or the tenants of Building B and/or C shall share in paying the cost of water, electricity and all other utilities used for the exterior common area based upon a reasonable formula devised by the landlord which takes into account the square footage of each building, the hours of operation of each building and other relevant factors in the reasonable discretion of the landlord. The landlord shall be responsible for payment of the aforesaid common area maintenance charges and the tenant shall be responsible for paying to landlord its share of such charges as defined above.

          16th:   If the land and premises leased herein, or of which the leased premises are a part, or any portion thereof, shall be taken under eminent domain or condemnation proceedings, or if suit or other action shall be constituted for the taking or condemnation thereof, or if in lieu of any formal condemnation proceedings or actions, Landlord shall grant an option to purchase and or shall sell and convey the said premises or any portion thereof, governmental or other public authority, agency, body or public utility, seeking to take said land and premises portion thereof, then this lease, at the option of the Landlord, shall terminate, and the term hereof shall end as of such date as the Landlord shall fix by notice in writing: and the Tenant shall have no claim or right to claim or be entitled to any portion of any amount which may be awarded as damages or paid as the result of such condemnation proceedings or paid as the purchase price for such option, sale or conveyance in lieu of formal condemnation proceedings; and all rights of the Tenant to damages, if any are hereby assigned to the Landlord. The Tenant agrees to execute and deliver any instruments, at the expense of the Landlord, as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the said lands and premises or any portion thereof. The Tenant covenants and agrees to vacate the said premises, remove all the Tenant's personal property therefrom and deliver up peaceable possession thereof to the Landlord or to such other partly designated by the Landlord in the aforementioned notice. Failure by the Tenant to comply with any provisions in this clause shall subject the Tenant to such costs, expenses, damages and losses as the Landlord may incur by reason of the Tenant's breach hereof.

         17th:    If there should occur any default on the part of the Tenant in the performance of any conditions and covenants herein contained, or if during the term hereof the premises or any part thereof shall be or become abandoned or deserted, vacated or vacant, or should the Tenant be evicted by summary proceedings or otherwise, the Landlord, in addition to any prosecution therefor for damages, re-enter the said premises and the same have and again possess and enjoy; and as agent for the Tenant or otherwise, re-let the premises and receive the rents therefor and apply the same, first to the payment of such expenses, reasonable attorney fees and costs, as the Landlord may have been put to in re-entering and repossessing the same and in making such repairs and alterations as my be necessary; and second to the payment of the rents due hereunder. The Tenant shall remain liable for such rents as may be in arrears and also the rents as may accrue subsequent to the re-entry by the Landlord, to the extent of the difference between the rents reserved hereunder and the rents, if any, received by the Landlord during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained each month.

         18th:    Upon the occurrence of any of the contingencies set forth in the preceding clause, or should the Tenant be adjudicated a bankrupt, insolvent or placed in receivership, or should proceedings be instituted by or against the Tenant for bankruptcy, insolvency, receivership, agreement of composition or assignment for the benefit of creditors, or if this lease or the estate of the Tenant hereunder shall pass to another by virtue of any court proceedings, writ of execution, levy, sale, or by operation of law, the Landlord may, if the Landlord so elects, at any time thereafter, terminate this lease and the term hereof, upon giving to the Tenant or to any trustee, receiver, assignee or other person in charge or operating as custodian of the assets or property of the Tenant, five days notice in writing, of the Landlord's intention so to do. Upon the giving of such notice, this lease and the term hereof shall end on the date fixed in such notice as if the said date was the date originally fixed in this lease for the expiration hereof; and the Landlord shall have the right to remove all persons, goods, fixtures and chattels therefrom, by force or otherwise, without liability for damages.

         19th:    Any equipment, fixtures, goods or other property of the Tenant not removed by the Tenant upon the termination of this lease, or upon any quitting, vacating or abandonment of the premises by the Tenant, or upon the Tenant's eviction, shall be considered as abandoned and the Landlord shall have the right, without any notice to the Tenant, to sell or otherwise, dispose of the same, at the expense of the Tenant and shall not be accountable to the Tenant for any part of the proceeds of such sale, if any. The furniture, fixtures and equipment described in Schedule A of an Agreement for Sale and Purchase of Furniture, Fixtures and Equipment and Stock between the tenant and Moore's Inn, Inc. shall not be considered property of the Tenant.

         2Oth:    If the Tenant shall fail, or refuse to comply with and perform any conditions and covenants of the within lease, the Landlord may, if the Landlord so elects, early out and perform such conditions and covenants, at the cost and expense of the Tenant, and the said cost and expense shall be payable on demand, or at the option of the Landlord shall be added to the installment of rent due immediately thereafter but in no case later than one month after such demand, or at the option of the Landlord shall be added to the installment of rent due immediately thereafter but in no case later than one month after such demand, whichever occurs sooner, and shall be due and payable as such, This remedy shall be in addition to such other remedies as the Landlord may have hereunder by reason of the breach by the Tenant of any of the covenants and conditions in this lease contained.

         21st:    This lease and the obligation of the Tenant to pay the rent hereunder and to comply with the covenants and conditions hereof, shall not be affected, curtailed, impaired or excused because of the Landlord's inability to supply any service or material called for herein, by reason of any rule, order, regulation or preemption by any governmental entity, authority, department, agency or subdivision or for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble or for any cause beyond the control of the Landlord.

         22nd:    The terms, conditions, covenants and provisions of this lease shall be deemed to be severable. If any
clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity or any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

         23rd:    The various rights, remedies, options and elections of the
Landlord, expressed herein, are cumulative, and the failure of the Landlord to enforce strict performance by the Tenant of the conditions and covenants of this lease or to exercise any election or option or to resort or have recourse to any remedy herein conferred or the acceptance by the Landlord or any installment of rent after any breach by the Tenant, in any one or more instances, shall not be construed or deemed to be a waiver or relinquishment for the future by the Landlord of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect.

         24th:    All notices required under the terms of this lease shall be given and shall be complete by mailing such notices to the address of the parties as shown at the head of this lessee, or to such other address as may be designated in writing, which notice of change of address shall be given in the same manner.

         25th:    The Landlord covenants and represents that the Landlord is the owner of the premises herein leased and has the right and authority to enter into, execute and deliver this lease; and does further covenant that the Tenant on paying the rent and performing the conditions and covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the leased premise for the term aforementioned.

         26th:    This lease contains the entire contract between the parties.
No representative, agent or employee of the Landlord has been authorized to make any representations or promises with reference to the Within letting or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals or extensions hereof, shall be binding unless reduced to writing and signed by the Landlord and Tenant.

         27th:    The Landlord shall have the right to terminate this Lease
Agreement upon twelve (12) months' written notice to the Tenant. Such notice may only be given if, for the preceding lease year, Landlord has not received as rent an amount greater than Ninety Thousand ($90,000.00) Dollars. The Tenant shall have the right to terminate this Lease Agreement upon six (6) months' written notice, however, such notice shall not be given until eighteen (18) months from the commencement of the initial term of this Lease Agreement. Landlord grants to Tenant three separate options to renew this Lease Agreement for a period of five (5) years per option after the expiration of the original term, on the same terms and conditions as contained in this Lease Agreement unless otherwise amended by this Lease Agreement. Tenant shall be deemed to have elected each such option period unless Tenant provides written notice to Landlord of its intent not to exercise such option at least six (6) months prior to the end of the original term or the current option period, whichever is applicable. "Lease year" shall be defined in this Lease as the twelve-month period beginning on the commencement date of this Lease and ending twelve months thereafter. Notwithstanding any conflicting or unclear provision to the contrary, the following provisions shall apply during any of the three (3), five year options:

         (a) The annual rent figure, payment not greater than which shall trigger Landlord's right to terminate this lease shall increase during each of the three option terms as follows:

                  Years 6 thru 10............. $100,000.00 per year
                  Years 11 thru 15............ $112,500.00 per year
                  Years 16 thru 20............ $125,500.00 per year

         (b) During the three (3), five (5) year renewal terms the tenant's right to terminate the lease can only be exercised upon giving landlord twelve (12) months' advance written notice of termination.

         28th:    Tenant agrees to pay Landlord as minimum annual rental for the term of this lease, at such place as Landlord may from time to time designate, the sum of Ninety Thousand ($90,000.00) Dollars payable in installments each month of Seven Thousand, Five Hundred ($7,500.00) Dollars. These payments shall constitute the minimum annual lease year rental, and may be supplemented by additional lease year payments as provided below.

                  In addition to the minimum guaranteed rental specified above, the Tenant shall also pay to the Landlord for each lease year during the term of this lease a percentage rental determined by (a) multiplying the total gross sales made in or from the demised premises during the particular lease year by the percentage rental rate of six (6%) percent and then (b) subtracting from the product thus obtained the minimum guaranteed rental paid by the Tenant to the Landlord for such lease year. The percentage rental, if any, shall be paid within ninety (90) day of the close of the particular lease year. In no event shall the rent to be paid by the Tenant and retained by the Landlord for any lease year be less than the annual lease year minimum guaranteed rental herein specified. "Gross sales" shall be defined as the aggregate amount of all sales (whether for cash, credit, or otherwise), of food, beverages, goods, and articles, as well as all charges for services performed, made, or rendered in, about, or in connection with the demised premises, including off-premises sales and monies derived at or away from the demised premises, as long as they are in connection with the restaurant and tavern operation conducted on the demised premises. Excluded from "gross sales" shall be any and all federal, state, municipal, or other taxes levied or payable on any of Tenant's receipts; receipts from sales to employees, tips, gratuities or employee discounts for food.

                  Notwithstanding anything to the contrary, during the three
(3), five (5) year renewal terms the minimum annual lease year rental shall increase as follows

                  Years 6 thru 10............  $100,000.00 per year
                  Years 11 thru 15...........  $112,500.00 per year
                  Years 16 thru 20...........  $125,500.00 per year

         29th:    The obligations of the tenant hereunder are contingent upon the transfer of title to it of Plenary Retail Consumption Liquor License No. 1316-33-005-003, the terms of such sale being set forth in an Agreement For The Sale and Purchase of Liquor License of even date between the tenant and Moore's Inn, Inc. In the event this Lease terminates, for any reason, the Landlord shall repurchase from the Tenant the aforesaid liquor license on the same terms and conditions as set forth in the Agreement For The Sale and Purchase of Liquor License.

         30rd:    During the first year of the lease term, Landlord shall not sell or lease building "B" or the pad site for proposed building "C", both located on the demised premises, to any entity other than the Tenant. Such restriction shall not impose an obligation on the Tenant to purchase or lease building "B" or the pad site for proposed building "C".

                  Landlord may not sell or lease building "B" or the pad sit for proposed building "C" to any entity other than Tenant during the first year of the lease term even if the Tenant does not enter into an agreement with Landlord to purchase or lease building "B" or the pad site for proposed building "C".

                  If Tenant enters into an agreement with Landlord to purchase or lease building "B" during the first year of the lease, the provisions of this paragraph relating to the pad site for proposed building "C" shall be extended to the second year of the lease term.

         31th:    The Landlord may pursue the relief or remedy sought in any invalid clause, by conforming the said clause with the provisions of the statutes or the regulations of any governmental agency in such case made and provided as if the particular provision of the applicable statues or regulation were set forth herein at length.

         32th:    In all references herein to any parties, persons, entities or corporations the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require. All the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto, and their heirs, executors, administrators, personal or legal representatives, successors and assigns.

         33th:    Landlord covenants that it will not operate, lease, rent or permit to be occupied as a restaurant and/or tavern any premises owned, leased, or occupied by it, its legal representatives, members of the Lombardi Family, or their successors or assigns, not presently occupied as such, within ten (10) miles from the demised premises during the term of this lease. In addition, Tenant shall have the sole and exclusive right to utilize the names "Moore's Inn" and "Moore's Tavern" within the state of New Jersey during the term of this lease.

                  This restrictive covenant shall not prevent Landlord, at the termination of the one (1) year period provided in Paragraph 30, from leasing Building "B" to a "non-competing" restaurant that shall not serve alcoholic beverages and which "non-competing" restaurant shall offer a menu line significantly dissimilar from that of Moore's Inn/Moore's Tavern. If there is any dispute whether the Building "B" restaurant is a "non-competing" restaurant said dispute shall be decided by an arbitrator knowledgeable in the food service industry, which arbitrator shall be selected by the parties of by the Superior Court of New Jersey in the absence of the parties' selecting an arbitrator.

         Furthermore, this covenant shall not prevent any member of the Lombardi family from acting as a shareholder, director and/or officer of Chefs International, Inc. or any affiliate thereof.

         34th:    The parties acknowledge that tenant shall be occupying
Building A of Lot 21, Block 85.11 and appurtenances thereto and tenant shall also utilize and enjoy in common with Building B and proposed Building C all exterior common areas including parking, brick paver Plaza, clock tower, reflecting pool, raised planter, refuse areas and other exterior common areas and appurtenances.

                  Until such time as Building C is constructed, tenant shall pay (7,700/12,700) 60.6% of the real estate taxes levied by the Township of Freehold upon the land and improvements on Lot 21.

                  Upon Building C becoming constructed, tenant shall pay (7,700t22,700) 33.9% of the real estate taxes levied by the Township of Freehold upon the land and improvements of Lot 21 provided, however, that if proposed Building C is constructed with significantly more or less than 10,000 square feet, then the percentage of real estate taxes for land and improvements paid by the Building A tenant shall be that percentage achieved by dividing 7,700 square feet by the total square footage of Buildings A, B and C.

                  Tenant shall pay the Landlord said amounts when due and the landlord shall then pay the total tax due to the Township of Freehold.

         35th:    Although this lease is intended to be a triple-net lease,
under no circumstances shall it be construed that Tenant shall pay any monies for any charges, services, rents, bills or the like incurred prior to the commencement of the lease term.

         36th:    Until one year from the commencement of this lease, or until such time as Building B and/or C is
leased to tenant or a third party, whichever comes first, tenant herein shall pay the entire cost of the following exterior services: snow and ice removal in parking lot, plaza and walkways; spreading of salt or chemical for ice removal/melting; landscaping including grass cutting, weeding, mulching; cleaning of parking lot and plaza area; planting of raised flower bed; cleaning and maintenance of reflecting pool and other outside maintenance and cleaning.

         At the end of one year, or upon the occupancy of Building B and/or Building C, whichever comes first, the cost of the exterior services specified in the preceding paragraph shall be shared by either the landlord or the tenants of Building B and/or C based upon the square footage of each building, the hours of operation of each building and other relevant factors in the reasonable discretion of landlord

         37th:    "Tenant shall pay for its own garbage removal and shall pay the lease/rental for any and all the compactors provided by Freehold Cartage. The occupants of Building B and C shall each pay the cost of their own garbage removal or contribute to same based upon a reasonable formula devised by landlord. Tenant shall have the right to utilize the services of a cartage company of its choice at the termination of lease agreements between Landlord and Freehold Cartage. IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, or caused these presents to be signed by their proper corporate officers ad their proper corporate seal to be hereto affixed, the day and year first above written.

WITNESS:                                 MOORE'S REALTY ASSOCIATES, a
                                         New Jersey Partnership, Landlord


/s/ CLAIRE M. MINNIG                     By: /s/ MICHAEL F. LOMBARDI
-----------------------------------        -------------------------------------
    Claire M. Minnig                       Michael F. Lombardi, Managing Partner


                                         CHEFS INTERNATIONAL, INC.
                                         CORPORATION, TENANT
Attest:

/s/ MARTIN W. FLETCHER                   By: /s/ ANTHONY PAPALIA
-----------------------------------        -------------------------------------
    Martin W. Fletcher, Secretary           Anthony Papalia, President



Attest:                                  MOORE'S INN, INC.
                                         A NEW JERSEY CORPORATION

/s/ STEPHEN F. LOMBARDI                  By: /s/ MICHAEL F. LOMBARDI
-----------------------------------        -------------------------------------
    Stephen F. Lombardi, Secretary          Michael F. Lombardi, President